Exhibit 99.1
For more information, please contact:

Company Contact:	Investor Relations Contact:
Mr. Fernando Liu	Mr. Athan Dounis
Chief Financial Officer	CCG Investor Relations
China Wind Systems, Inc.	Tel: +1-646-213-1916
Tel: + 86-13761347367	Email: athan.dounis@ccgir.com
Email: fol@chinawindsystems.com	Web: www.ccgirasia.com
Web: www.chinawindsystems.com

China Wind Systems, Inc. Announces Corporate Name Change to
Cleantech Solutions International, Inc.

Wuxi, Jiangsu Province, China – June 15, 2011 –Cleantech Solutions International, Inc. (formerly known as China Wind Systems, Inc.) (NASDAQ: CWS), a manufacturer of technically advanced metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, today announced that the Company has changed its corporate name to Cleantech Solutions International, Inc. on June 13, 2011. In connection with the name change, the Company’s common stock will begin trading on the NASDAQ under the new ticker symbol of “CLNT” as of June 16, 2011.

The change of corporate name was approved at the Company’s 2011 annual meeting of stockholders, at which the stockholders elected Jianhua Wu, Drew Bernstein, Min Li, Xi Liu, and Tianziang Zhou as directors to serve until the 2012 annual meeting and approved an amendment to the Company’s certificate of incorporation which changed the corporate name to Cleantech Solutions International, Inc.

“Our new corporate name more clearly reflects our strategic focus on delivering solutions to the clean technology industries in China and internationally. We are expanding our strategic focus beyond the wind energy sector to cover solar power and other clean technology industries,” commented Mr. Jianhua Wu, Chairman and Chief Executive Officer of Cleantech Solutions.

“We believe the new corporate name reflects our market position as a leading supplier of forged components to the wind power and other industries and clean energy equipment or components to the solar and textile industry. We are committed to continually expanding our production capacity and broadening our product portfolio by delivering clean technology solutions in the future.”

About Cleantech Solutions International

Cleantech Solutions International (“Cleantech Solutions” or “the Company”) is a manufacturer of technically advanced metal components and assemblies, primarily used in clean technology industries. The Company supplies forgings products, fabricated products and machining services to a range of clean technology customers globally. Building on 2010 sales of $80 million, Cleantech Solutions International is committed to achieve long-term growth through ongoing technological improvement, capital investment and strategic relationships.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2010 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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